UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  April 14, 2014

MACROSOLVE, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	333-150332	75-1518725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9521-B Riverside Parkway, #134, Tulsa, Oklahoma 74137
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (918) 932-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 3.02                      Unregistered Sales of Equity Securities.

On April 17, 2014, Macrosolve, Inc., an Oklahoma corporation (the “Company”) entered into a series of exchange agreements (the “Exchange Agreements”) with certain holders (each a “Holder”; collectively the “Holders”) of convertible debentures and promissory notes in the principal face amount of $683,680 and accrued interest of $97,306 (each a “Note”; collectively, the “Notes”) previously issued by the Company.  Pursuant to the Exchange Agreements, the Holders exchanged the Notes and relinquished any and all other rights they may have pursuant to the Notes in exchange for 595,000 shares of newly designated Series C Convertible Preferred Stock (the “Series C Preferred”), 324,671 shares of newly designated Series D Convertible Preferred Stock (the “Series D Preferred”) and 156,231 shares of newly designated Series D-1 Convertible Preferred Stock (the “Series D-1 Preferred”).  Such exchanges were conducted pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Series C Preferred

Pursuant to the Series C Preferred Certificate of Designation, the Company designated 595,000 shares of its blank check preferred stock as Series C Preferred. Each share of Series C Preferred has a stated value of $0.01977775 per share.  In the event of a liquidation, dissolution or winding up of the Company, each share of Series C Preferred Stock will be entitled to a payment as set forth in the Certificate of Designation. The Series C Preferred is convertible into such number of shares of the Company’s common stock (“Common Stock”) equal to such number of shares of Series C Preferred being converted multiplied by 100 and divided by the stated value.  Each share of Series C Preferred entitles the holder to vote on all matters voted on by holders of Common Stock as a single class. With respect to any such vote, each share of Series C Preferred entitles the holder to cast such number of votes equal to the number of shares of Common Stock such share of Series C Preferred is convertible into at such time, but not in excess of the conversion limitations set forth in the Series C Preferred Certificate of Designation. The Series C Preferred will be entitled to dividends to the extent declared by the Company.

Series D Preferred

Pursuant to the Series D Preferred Certificate of Designation, the Company designated 324,671 shares of its blank check preferred stock as Series C Preferred. Each share of Series D Preferred has a stated value of $0.01977775 per share.  In the event of a liquidation, dissolution or winding up of the Company, each share of Series D Preferred Stock will be entitled to a payment as set forth in the Certificate of Designation. The Series D Preferred is convertible into such number of shares of Common Stock equal to such number of shares of Series C Preferred being converted divided by the stated value.  Each share of Series D Preferred entitles the holder to vote on all matters voted on by holders of Common Stock as a single class. With respect to any such vote, each share of Series D Preferred entitles the holder to cast such number of votes equal to the number of shares of Common Stock such share of Series D Preferred is convertible into at such time, but not in excess of the conversion limitations set forth in the Series D Preferred Certificate of Designation. The Series D Preferred will be entitled to dividends to the extent declared by the Company.

Series D-1 Preferred

Pursuant to the Series D-1 Preferred Certificate of Designation, the Company designated 156,231 shares of its blank check preferred stock as Series D-1 Preferred. Each share of Series D-1 Preferred has a stated value of $0.01977775 per share.  In the event of a liquidation, dissolution or winding up of the Company, each share of Series D-1 Preferred Stock will be entitled to a payment as set forth in the Certificate of Designation. The Series D-1 Preferred is convertible into such number of shares of Common Stock equal to such number of shares of Series D-1 Preferred being converted divided by the stated value.  Each share of Series D-1 Preferred entitles the holder to vote on all matters voted on by holders of Common Stock as a single class. With respect to any such vote, each share of Series D-1 Preferred entitles the holder to cast such number of votes equal to the number of shares of Common Stock such share of Series D-1 Preferred is convertible into at such time, but not in excess of the conversion limitations set forth in the Series D-1 Preferred Certificate of Designation. The Series D-1 Preferred will be entitled to dividends to the extent declared by the Company.

The foregoing description of the Exchange Agreements, the Series C Preferred, the Series D Preferred, the Series D-1 Preferred and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, the Series C Certificate of Designation, the Series D Certificate of Designation and the Series D-1 Certificate of Designation, which are filed as Exhibits 10.1, 3.1, 3.2 and 3.3, respectively hereto, and which are incorporated herein by reference.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations

On April 17, 2014, Mr. James C. McGill resigned as Chief Executive Officer, and President of the Company as well as his position serving on the Company’s Board of Directors.  Also on April 17, 2014, Messrs. David Humphrey and John Clerico resigned their positions serving on the Company’s Board of Directors. In submitting their resignations, Messrs. McGill, Humphrey and Clerico did not express any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

Appointment of New Interim President and Director

Effective April 17, 2014, the Company appointed Michael Haas to serve as the Company’s interim President and to serve on the Company’s Board of Directors.  The Company agreed to pay Mr. Haas $2,500 a month for his services.

Since April 2010, Mr. Haas has been the Assistant Vice President of Morningstar, Inc., in Horsham, Pennsylvania.  Between 2007 and 2010, Mr. Haas was an Associate at KPMG, LLP in Philadelphia, Pennsylvania.  Mr. Haas received his Bachelor of Science Degree in Finance from Villanova University in 2007.

There is no understanding or arrangement between Mr. Haas and any other person pursuant to which Mr. Haas was selected as an officer or director.  Mr. Haas does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Item 5.03                      Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

The information provided in Item 1.01 of this Current Report on Form 8-K relating to the Certificates of Designation for the Series C Preferred, Series D Preferred and Series D-1 Preferred is incorporated by reference herein.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On April 14, 2014, shareholders representing a majority of the then issued and outstanding shares of the Company’s Common Stock entitled to vote thereon approved a plan of merger pursuant to which the Company would merge with a newly created wholly-owned Nevada subsidiary (“Newco”) for the purpose of reincorporating the Company to the State of Nevada (the “Reincorporation”). Pursuant to the Reincorporation, the shareholders approved a share consolidation, whereby holders of the Company’s common stock would receive one share of common stock, par value $0.0001 per share of Newco for every 50.56186 shares of the Company’s Common Stock, other than shares of Common Stock that are owned by stockholders exercising appraisal rights.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

3.1	Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of Macrosolve, Inc., filed with the Secretary of State of the State of Oklahoma on April 16, 2014
3.2	Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of Macrosolve, Inc., filed with the Secretary of State of the State of Oklahoma on April 16, 2014
3.3	Certificate of Designations, Preferences and Rights of the Series D-1 Convertible Preferred Stock of Macrosolve, Inc., filed with the Secretary of State of the State of Oklahoma on April 16, 2014
10.1	Form of Exchange Agreement
99.1	Letter of Resignation from James C. McGill
99.2	Letter of Resignation from David Humphrey
99.3	Letter of Resignation from John Clerico

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MACROSOLVE, INC.

Date: April 18, 2014	By:	/s/ KENDALL CARPENTER
Kendall Carpenter
Chief Financial Officer

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